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                                                                    EXHIBIT 99.1
[VERSO TECHNOLOGIES LOGO]

VERSO HIRES GARY HECK AS PRESIDENT AND CHIEF OPERATING OFFICER

ATLANTA -- (FEBRUARY 23, 2004) -- Verso Technologies, Inc. (Nasdaq: VRSO), an integrated communications solutions company, today announced it has named Gary
H. Heck as its President and Chief Operating Officer. Heck, 59, a seasoned telecommunications executive, has over 25 years experience in sales, marketing and operations, both as an executive and as a consultant within the telecommunications sector. He has served on the board of directors of Verso since 2000. His accomplishments include:

     - Serving as Marketing Vice President at Pacific Telesis' first unregulated subsidiary, PacTel Communications. In this role, he built a sales and marketing organization with over 200 professionals in field and telephone sales. This start-up reached over $120 million in sales in its first year.

     - Serving as President and Chief Executive Officer of the first profitable Pacific Telesis subsidiary, PacTel Products.

     - Demonstrating significant experience in corporate turnarounds. In various roles, including Chief Executive Officer, Heck has worked with companies to fix functional as well as company-wide problems. In one engagement, he turned Telematic, a "going concern" company, profitable and cash flow positive within 12 months by focusing on R&D and re-establishing relationships with former customers.

     - Providing consulting services to some of the largest incumbent international telecommunications service providers. In his capacity with one such company, he created and implemented sales and performance management programs for a group of over 5,000 sales agents that resulted in a 400% increase in new product revenue within six months. In addition, during the six months, the sales force saw an average increase in productivity of 40%.

     - Developing and implementing programs for a field sales force of over 300 that drove a sales increase of 30% within 6 months.


"As one of our board members, and one of my key advisers over the past few years, Gary already knows our company inside and out," commented Steve Odom, Verso's Chairman and Chief Executive Officer. "We are excited that Gary has joined the Verso team on a full-time basis, and he has already had a big impact as we ramp up our sales and marketing efforts."


ABOUT VERSO TECHNOLOGIES

Verso is a leading provider of next generation communication solutions for carriers and enterprises that want to lower their communication infrastructure costs and enhance service capabilities without sacrificing reliability, scalability and quality of service. With an extensive solutions portfolio that extends from the core to the edge of a network, Verso enables customers to leverage legacy technology investments towards converged networks that are faster and more cost-effective to deploy and easier and more flexible to manage. Verso solutions are currently deployed in thousands of customer networks in over 130 countries around the world. For more information, contact Verso at www.verso.com or call 678.589.3500.


FORWARD LOOKING STATEMENTS

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words - "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us.

INVESTOR CONTACT:
Monish Bahl
Director of Investor Relations
Verso Technologies, Inc.
678-589-3579
Monish.Bahl@verso.com

MEDIA CONTACT:
Mary Frances Jones
Director of Marketing
Verso Technologies, Inc.
678-589-3575
MaryFrances.Jones@verso.com